UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2001

SAF-T-HAMMER
CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-29015	87-0543688

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14500 North Northsight, Suite 221, Scottsdale, Arizona 85260
(Address of principal executive offices) (Zip Code)

(480) 949-9700
(Registrant’s telephone number)

Item 8. Change in Fiscal Year.

     On June 29, 2001, the Board of Directors of Saf-T-Hammer Corporation ("Saf-T-Hammer") determined to change its fiscal year from December 31st to April 30th. Saf-T-Hammer will file a transition report on Form 10-QSB for the transition period from January 1, 2001 to April 30, 2001.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on August 13, 2001.

Saf-T-Hammer Corporation, a Nevada corporation

By: /s/ Mitchell A. Saltz Mitchell A. Saltz, Chief Executive Officer

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